As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

95-2848406

(I.R.S. Employer Identification No.)

380 Madison Avenue
4th Floor
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

(Full Title of the Plan)

P. Mats Goebels, Esq.

Investment Technology Group, Inc.

380 Madison Avenue

4th Floor

New York, NY 10017

 (Name, and Address of Agent for Service)

(212) 588-4000

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	1,300,000	$20.78	(2)	$27,014,000	$1,507.38	(3)

(1)               This registration statement (the “Registration Statement”) covers shares of Common Stock, $.01 par value, of Investment Technology Group, Inc. (the “Company”) which may be offered and sold from time to time pursuant to the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.

(2)               Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales pries for shares of Common Stock on May 13, 2009, as reported on the New York Stock Exchange.

(3)               Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $55.80 per $1,000,000 of proposed maximum aggregate offering price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

                This Registration Statement is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 1,300,000 additional shares of Common Stock that may be issued under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”), as approved by our stockholders at the annual meeting of our stockholders on May 12, 2009.  The contents of our Form S-8 Registration Statement, Registration No. 333-89290, dated May 29, 2002, as amended, relating to the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan are incorporated herein by reference except as otherwise updated or modified by this filing.

Item 3.    Incorporation of Documents by Reference.

                The following documents of Investment Technology Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)               The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009 (including portions of our definitive Proxy Statement for the 2009 Annual Meeting of Stockholders incorporated therein by reference);

(b)              Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009;

(c)               Our Current Reports on Form 8-K filed with the Commission on January 9, 2009, February 6, 2009, February 9, 2009, February 18, 2009, March 9, 2009, April 8, 2009 and May 8, 2009; and

(d)              The description of the Common Stock of the Company contained in the Company’s Registration Statement on Form S-4 (Registration No. 333-74723, filed with the Commission on March 19, 1999), including any other amendment or report filed with the Commission for the purpose of updating such description.

                All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

                Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

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                The legality of the shares of Common Stock offered hereby has been passed upon for the Company by P. Mats Goebels, Managing Director, General Counsel and Secretary of the Company. Mr. Goebels is eligible to participate in the Plan. As of May 13, 2009, Mr. Goebels beneficially owned 49,359 shares of the Company’s Common Stock, representing less than 1% of the total outstanding shares of the Company’s Common Stock.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan
5.1	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby
23.1	Consent of General Counsel of the Company (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages hereto)

Item 9. Undertakings

(a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to

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the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of May, 2009.

Investment Technology Group, Inc.

By:	/s/ Robert C. Gasser
Name: Robert C. Gasser
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below hereby appoints Robert C. Gasser, Howard C. Naphtali and P. Mats Goebels, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Gasser	Chief Executive Officer, President and	May 15, 2009
Robert C. Gasser	Director (Principal Executive Officer)

/s/ Howard C. Naphtali	Managing Director and Chief Financial	May 15, 2009
Howard C. Naphtali	Officer (Principal Financial Officer)

/s/ Angelo Bulone	Managing Director and Controller	May 15, 2009
Angelo Bulone	(Principal Accounting Officer)

/s/ Maureen O’Hara	Director (Chairman)	May 15, 2009
Maureen O’Hara

/s/ J. William Burdett	Director	May 15, 2009
William Burdett

/s/ Christopher V. Dodds	Director	May 15, 2009
Christopher V. Dodds

/s/ Timothy L. Jones	Director	May 15, 2009
Timothy L. Jones

/s/ Robert L. King	Director	May 15, 2009
Robert L. King

	Director	, 2009
Kevin J.P. O’Hara

	Director	, 2009
Brian J. Steck

EXHIBIT INDEX

Exhibit No.	Description

4.1	Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan
5.1	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby
23.1	Consent of General Counsel of the Company (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages hereto)